Exhibit 5.2

May 30, 2018

Enel Chile S.A.

Santa Rosa 76

Santiago, Chile

Re:	Post-Effective Amendment No. 1 to Form F-3 Registration Statement (Registration No. 333-223044)

Ladies and Gentlemen:

We have acted as counsel to Enel Chile S.A., a publicly held stock corporation (sociedad anónima abierta) incorporated and existing under the laws of the Republic of Chile (the “Company”), in connection with the Company’s registration statement on Form F-3 (Registration No. 333-223044) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on February 15, 2018 (the “Form F-3”), as amended by Post-Effective Amendment No. 1 to Form F-3 filed on or about the date hereof (the “Amendment” and, together with the Form F-3, the “Registration Statement”). The Amendment relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of debt securities, in one or more series, of the Company (the “Debt Securities”), which will be issued under a form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) to be entered into by and among the Company and the trustee to be named therein (the “Trustee”).

It is understood that the opinion set forth below is to be used only in connection with the offer, issuance and sale of the Debt Securities while the Registration Statement is in effect. The Registration Statement provides that the Debt Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Indenture. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Debt Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us a copies. We have also assumed that the Company is and will remain duly organized, validly existing and in good standing under Chilean law. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, and subject to (i) (A) the terms of each of the Debt Securities, the Indenture and any underwriting or other agreements and/or other indentures as, in each case, may be applicable to the Debt Securities (collectively with the Debt Securities and the Indenture, the “Documents”), (B) the Company’s compliance therewith and (C) the issuance and delivery of the Debt Securities, in each case being in compliance with the organizational documents of the Company, as then in effect, applicable law and public policy as then in effect, instruments and agreements then binding on the Company and restrictions imposed by any court or governmental body having jurisdiction over the Company then in effect, (ii) the Registration Statement being effective under the Act and such effectiveness having not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to the Debt Securities having been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iv) the Board of Directors of the Company having duly established the terms of the Debt Securities and having duly authorized the issuance and sale of the Debt Securities and such authorization not having been modified or rescinded, (v) each of the Documents being governed by the laws of the State of New York, (vi) each of the Documents being duly authorized, executed and delivered by the parties thereto, (vii) each of the Documents constituting valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (viii) the accuracy of the opinion of Carey y Cía. Ltda. rendered to you to be filed as an exhibit to the Registration Statement, we are of the opinion that, with respect to any particular series of Debt Securities, when (i) the Indenture or such other indenture as may be applicable has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Trustee (or such other trustee, as the case may be) and the Company, (ii) the specific terms of such series of Debt Securities have been duly established in accordance with the Indenture or such other indenture, as the case may be, and (iii) such Debt Securities have been duly authorized, executed, authenticated, issued, sold and delivered against payment therefor in accordance with the Indenture or such other indenture, as the case may be, and the applicable underwriting or other agreement and as described in the Registration Statement, any amendment thereto, the Prospectus constituting a part of the Registration Statement (the “Prospectus”) and any prospectus supplement relating thereto, such Debt Securities will constitute valid and binding obligations of the Company, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether considered in a proceeding in equity or at law) and subject to possible judicial or regulatory actions giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

The opinion expressed herein is based upon and limited to the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion expressed herein that is based on the laws of the State of New York is limited to the laws that are generally applicable in transactions of the type covered by the Registration Statement. Insofar as the foregoing opinion involves matters governed by the laws of the Republic of Chile, we have relied, without independent inquiry or investigation, on the opinion of Carey y Cía. Ltda. to be included as an exhibit to the Registration Statement to be filed by the Company on the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

Very truly yours,

/s/ Winston & Strawn LLP